SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2012

COLOMBIA ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32735	87-0567033
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

One Embarcadero Center, Suite 500, San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 460-1165

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2011, the Board of Directors of Colombia Energy Resources, Inc. (the “Company”) adopted a compensation plan whereby each non-employee board member would receive restricted stock in the form of restricted stock units (“RSUs”) for each year of service based upon the fair market value of the common stock on the grant date. The RSUs would be granted on the date of the annual meeting of shareholders. The vesting period for the RSUs would expire at end of the director’s term which would normally be the next annual meeting of shareholders. On January 3, 2012, RSUs for the partial year were granted to each non-employee director. The amount awarded to each non-employee director for the partial year was set at $50,000 or 35,700 RSUs, for a total of 214,200 RSUs. These RSUs were awarded to each of the six non-employee members of the Board of Directors, which excluded Mr. Stovash, the Company’s Chief Executive Officer, who is also a member of the Board of Directors. These partial year RSU awards vested effective as of the date of the 2012 annual meeting of shareholders held on May 8, 2012 (the “Annual Meeting”). In addition, effective as of the date of the Annual Meeting RSUs representing 83,333 shares each were awarded to all five remaining non-employee directors of the Company, which excluded Mr. Wolff who did not stand for reelection to the Board of Directors at the Annual Meeting. A total of 416,665 RSUs were granted and will vest as of the date of the 2013 annual meeting of shareholders.

At the meeting of the Board of Directors immediately following the Annual Meeting, Peter Lilly was appointed as chairman of the Audit Committee to replace Mr. Wolff who is no longer a director of the Company. Mr. Lilly has also been appointed as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, each of the existing officers of the Company was reelected by the board.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 8, 2012, the Board of Directors adopted a new Code of Ethics, a copy of which is included as an exhibit to this report. The Code of Ethics will be administered by the Board’s Nominating and Corporate Governance Committee.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2012, the Company held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon were: (i) the re-election of Ronald G. Stovash, Barry G. Markowitz, Edward P. Mooney, Daniel F. Carlson, Peter Lilly, and William C. Gibbs as directors, and (ii) the ratification of the appointment of Burr Pilger Mayer, Inc. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. There were no abstentions or broker non-votes for either matter voted upon at the Annual Meeting.

Each of the nominees for director was reelected at the Annual Meeting and the results of the voting for the members of the Board of Directors are set forth below:

Nominees	Votes For	Votes Against	Abstain
Ronald G. Stovash	13,465,848	0	0
Barry G. Markowitz	13,465,848	0	0
Edward P. Mooney	13,465,848	0	0
Daniel F. Carlson	13,465,848	0	0
Peter Lilly	13,465,848	0	0
William C. Gibbs	13,465,848	0	0

The proposal to ratify the appointment of Burr Pilger Mayer, Inc. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012, was approved. The results of the voting were as follows:

Votes For	Votes Against	Abstain
13,465,848	0	0

Item 8.01 Other Events

On May 8, 2012, the Board of Directors set the date for the 2013 Annual Shareholders’ Meeting for Wednesday, May 8, 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Item No.	Description
14.1	Code of Ethics adopted May 8, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Energy Resources, Inc.

Date: May 14, 2012	By	/s/ Ronald G. Stovash
Ronald G. Stovash, Chief Executive Officer

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